ENDOGEN, INC.

                                                                    EXHIBIT 11.1


                       Computation of Net Income Per Share
                                   (Unaudited)

                                                                     Three Months Ended                  Nine Months Ended
                                                                        February 28,                        February 28,
                                                                   1998             1997                1998            1997
                                                               ----------       ----------          ----------       ----------
BASIC
Weighted average number of common
   shares outstanding                                           3,440,079        3,065,853           3,429,452        2,991,792
                                                               ==========       ==========          ==========       ==========

Net income applicable to common shares                         $   20,570       $  138,112          $  286,467       $  407,281
                                                               ==========       ==========          ==========       ==========

Basic earnings per share                                       $     0.01       $     0.05          $     0.08       $     0.14
                                                               ==========       ==========          ==========       ==========


DILUTED
Weighted average number of common
   shares outstanding                                           3,440,079        3,065,853           3,429,452        2,991,792

Weighted average incremental shares from the
   assumed exercise of stock options and warrants                 151,454          306,036             204,769          299,211
                                                               ----------       ----------          ----------       ----------

                                                                3,591,533        3,371,889           3,634,221        3,291,003
                                                               ==========       ==========          ==========       ==========

Net income applicable to common shares and
   common equivalent shares                                    $   20,570       $  138,112          $  286,467       $  407,281
                                                               ==========       ==========          ==========       ==========

Diluted earnings per share                                     $     0.01       $     0.04          $     0.08       $     0.12
                                                               ==========       ==========          ==========       ==========